UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 1, 2005

Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Computer Associates Plaza, Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 342-6000

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1 By-laws as amended effective 2/1/05
EX-10.1 Employment Agreement
EX-10.3 Restricted Stock Award
EX-10.4 Relocation Policies
EX-99.1 Press Release, dated 2/1/05
EX-99.2 Press Release, dated 2/2/05
EX-99.3 Audit and Compliance Committee Charter, as amended, effective 2/1/05

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth in Item 5.02 below relating to Robert W. Davis is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2005, the Board of Directors of the Company elected William E. McCracken as a member of the Board. Mr. McCracken will serve as a member of the Special Litigation Committee of the Board. The Special Litigation Committee was established by the Board on February 1, 2005 and is composed of Laura S. Unger and Mr. McCracken. The Special Litigation Committee has been given the authority to control and determine the Company’s response to a stockholder derivative action pending in the United States District Court for the Eastern District of New York entitled Computer Associates International, Inc. Derivative Litigation, No. 04-CIV-2697, as well as motions that have been made by certain stockholders of the Company to reopen the December 2003 settlements of a stockholder derivative action and two class actions with respect to certain current and former directors and officers of the Company.

On February 1, 2005, the Board of Directors of the Company elected Robert W. Davis as Executive Vice President and Chief Financial Officer, effective on or before March 1, 2005.

Mr. Davis, age 46, has been at Dell Inc. (“Dell”) for the past eight years, most recently serving as vice president of corporate finance and chief accounting officer since 2002. He joined Dell as vice president of worldwide finance and planning of the Enterprise Systems Group before being named vice president of worldwide corporate planning in 1999. In 2001, he was named vice president for corporate finance and assumed the role of chief accounting officer in 2002. Prior to joining Dell, Mr. Davis was assistant corporate controller at MCI Communications Corporation. Mr. Davis began his career at Price Waterhouse. Mr. Davis earned a B.S. in commerce and accounting from the University of Virginia and earned his M.B.A. from Columbia University Business School. He is a C.P.A. and a member of Financial Executives International, including the organization’s Committee on Corporate Reporting, the Corporate Executive Board’s Strategy and finance sections, and the University of Virginia’s McIntire School of Commerce Business Advisory Board.

On February 1, 2005, the Company and Mr. Davis entered into an employment agreement (the “Davis Agreement”). Under the terms of the Davis Agreement, Mr. Davis received (i) an initial stock option grant for 50,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the Common Stock on the effective date of grant and a ten-year term, vesting approximately one-third per year beginning one year after the effective date of grant; (ii) an initial restricted stock grant of 60,000 shares of Common Stock vesting 34% on the effective date of grant and 33% on each of the first and second anniversaries of the effective date of grant; (iii) a cash payment of $275,000, which will be paid in two equal installments, one upon commencement of employment and one after six (6) months of employment. Under the Davis Agreement, Mr. Davis will receive an initial annual base salary of $525,000 (payable in cash) and is eligible to receive a target annual cash bonus equal to 100% of his annual base salary. Mr. Davis will have a target long-term performance bonus of $2,200,000 for the period from April 1, 2005 though March 31, 2006. In accordance with the Company’s Long-Term Performance Bonus program (pursuant to the Company’s 2002 Incentive Plan), Mr. Davis’s long-term performance bonus awards will be in the form of restricted stock, “Fair Market Value Stock Options” and “Premium-Priced Stock Options” (as those terms are defined in the 2002 Incentive Plan). (Under the Company’s Annual and Long-Term Performance Bonus programs pursuant to its 2002 Incentive Plan, the payout on annual performance bonuses can be up to 200% of the target amount and the payout on long-term performance bonuses can be up to 150% of the target amount, in each case depending on whether the Company meets or exceeds certain financial and performance metrics.) He will also participate in other employee benefit programs available to executives of the Company.

If Mr. Davis’s employment is terminated by the Company without “cause” or by Mr. Davis for “good reason” (as those terms are defined in the Davis Agreement), he will receive a severance payment equal to one year’s salary. Mr. Davis has been added as a “Schedule A” participant in the Company’s Change in Control Severance Policy; as such, he would be entitled to a severance payment equal to 2.99 times his salary and bonus, and to certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such Policy, which is described in the Company’s Current Report on Form 8-K filed on October 22, 2004) following a change in control of the Company.

The foregoing description of the Davis Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement (including any schedules and exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Mr. Davis also entered into a Moving and Relocation Expense Agreement pursuant to the Company’s Relocation Policies filed as Exhibit 10.4 hereto and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On February 1, 2005, the Board of Directors of the Company approved a number of changes to the Company’s by-laws (the “By-laws”) and amended the By-laws to effect those changes. The amended By-laws became effective immediately upon adoption. The following summary of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended By-laws filed as

Exhibit 3.1 hereto and incorporated by reference herein. Among other things, the following summary does not include various changes that generally have the effect of modernizing and clarifying the By-laws, or eliminating certain provisions already provided for by operation of law.

Article II, Section 4 of the By-laws was amended, consistent with Delaware law, to provide that any previously scheduled meeting of stockholders may be postponed, and (except as otherwise provided by law or by the Company’s Certificate of Incorporation) any special meeting of stockholders may be canceled, by resolution of the Board upon public notice given prior to the date of such meeting.

Sections 11(b) and 12(b) of Article II have been amended to extend by 30 calendar days the notice requirements for a stockholder to, respectively, nominate a person for election to the Board at an annual meeting of stockholders, and properly bring business before an annual meeting of stockholders. To be timely, such notices generally must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Prior to such amendment, such notices generally had to be received by the Company not less than 60 days nor more than 90 days prior to such anniversary.

An amendment has been made to Section 12 of Article II to provide that only matters provided for in the Company’s notice of meeting with respect to a special meeting of stockholders may be brought before any such special meeting. In addition, Section 12(c) was amended to clarify that nothing in Section 12 shall be deemed to affect the right of any stockholder to request the inclusion of a proposal in a proxy statement of the Company pursuant to and in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 or any successor thereto.

A new Section 13 has been added to Article II which provides that the Board and the Chair of any meeting of stockholders may adopt rules, regulations and procedures governing the conduct of meetings of stockholders. Such rules, regulations and procedures may include, without limitation: (a) the establishment of an agenda and order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the Chair shall permit; and (d) restrictions on entry to the meeting after the time fixed for the commencement thereof.

Article IX was amended to clarify that, at meetings of stockholders, amendments to the By-laws may be made (in accordance with Article IX and the other provisions of the By-laws) by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the Company present or represented by proxy and entitled to vote on such action. The By-laws as previously in effect referred to the vote of a majority of the stockholders and omitted reference to the shares held by such stockholders.

Article X was amended to extend the existing by-law providing for indemnification to the fullest extent permitted by the Delaware General Corporation Law, and advancement of expenses, of directors and officers of the Company to any person serving at the request of the Company as a director or officer of, or in a similar capacity with respect to, any subsidiary or joint venture of the Company or other entity or enterprise, or as a fiduciary, trustee or administrator or in any similar capacity with respect to any employee benefit plan or other plan or program sponsored by the Company or any subsidiary of the Company.

Article X was further amended to provide that, in any action or proceeding, a plea of guilty to a felony charge by any director or officer of the Company or other person referred to in the preceding sentence arising out of misconduct committed in his or her capacity (a) as a director or officer of the Company, (b) as a director or officer of, or in a similar capacity with respect to, any subsidiary or joint venture of the Company or other entity or enterprise referred to in the preceding sentence, or (c) as a fiduciary, trustee or administrator or in any similar capacity with respect to any employee benefit plan or other plan or program sponsored by the Company or any subsidiary of the Company shall constitute a final disposition of such action or proceeding for purposes of advancement of expenses under such provision. By virtue of such amendment, any such person who makes such a guilty plea will not be entitled to advancement of expenses by the Company under Article X. The By-laws (as in effect before and after these amendments) require that this change shall, to the fullest extent permitted by applicable law, be prospective only.

Item 7.01 Regulation FD Disclosure

On February 1, 2005, the Company issued a press release announcing the election of Mr. McCracken. On February 2, 2005, the Company issued a press release announcing the hiring of Mr. Davis. Copies of these press releases are attached as Exhibits 99.1 and 99.2, respectively.

Item 8.01 Other Events

On February 1, 2005, the Board of Directors of the Company changed the name of the Audit Committee of the Board of Directors to the Audit and Compliance Committee of the Board of Directors and, as contemplated by the Deferred Prosecution Agreement, dated September 22, 2004, between the Company and the United States Attorney’s Office for the Eastern District of New York and the Final Consent Judgment of Permanent Injunction and Other Relief filed by the Securities and Exchange Commission and entered in the United States District Court for the Eastern District of New York on September 28, 2004, approved and adopted an amended Audit and Compliance Committee Charter effective immediately. The Audit and Compliance Committee Charter has been amended to, among other things, provide that the Audit and Compliance Committee shall assist the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s compliance with legal and regulatory requirements, including those relating to accounting and financial reporting, and sets forth certain specified, additional compliance oversight responsibilities of the Audit and Compliance Committee in connection therewith. The foregoing description of the Audit and Compliance Committee Charter does not purport to be complete and is qualified in its entirety by reference to the Audit and Compliance Committee Charter, a copy of which is filed as Exhibit 99.3 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits.

Exhibit 3.1	By-laws of Computer Associates International, Inc., as amended effective February 1, 2005.

Exhibit 10.1	Employment Agreement, dated February 1, 2005, between Computer Associates International, Inc. and Robert W. Davis.

Exhibit 10.2	Form of Stock Option Agreement (previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q of Computer Associates International, Inc. for the fiscal quarter ended September 30, 2004 and incorporated herein by reference).

Exhibit 10.3	Restricted Stock Award for Robert W. Davis.

Exhibit 10.4	Relocation Policies (Homeowners and Renters) including Form of Moving and Relocation Expense Agreement.

Exhibit 99.1	Press Release, dated February 1, 2005.

Exhibit 99.2	Press Release, dated February 2, 2005.

Exhibit 99.3	Audit and Compliance Committee Charter of Computer Associates International, Inc., as amended, effective February 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: February 4, 2005	By:	/s/ Robert B. Lamm

Robert B. Lamm
Senior Vice President - Corporate Governance and Secretary